                                                                   EXHIBIT 10.43

                        Sublease and Security Agreement

                                 by and between


                        2010 Union Limited Partnership,
                        a Washington limited partnership

                                 as "Landlord"



                                      and



                    New Crossings International Corporation,
                              a Nevada corporation

                                  as "Tenant"



                            Dated December 15, 1995

                               TABLE OF CONTENTS

                                                             Page
1.   Term . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   Rent . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1  Definitions . . . . . . . . . . . . . . . . . . . .   3
     2.2  Proration for Partial Periods . . . . . . . . . . .   4
     2.3  Absolute Net Lease  . . . . . . . . . . . . . . . .   4

3.   Taxes, Assessments and Other Charges . . . . . . . . . .   5
     3.1  Tenant's Obligations  . . . . . . . . . . . . . . .   5
     3.2  Proration . . . . . . . . . . . . . . . . . . . . .   5
     3.3  Right to Protest  . . . . . . . . . . . . . . . . .   5
     3.4  Tax Bills . . . . . . . . . . . . . . . . . . . . .   6
     3.5  Other Charges . . . . . . . . . . . . . . . . . . .   6
     3.6  Underlying Payments . . . . . . . . . . . . . . . .   6

4.   Insurance  . . . . . . . . . . . . . . . . . . . . . . .   6
     4.1  General Insurance Requirements  . . . . . . . . . .   6
     4.2  Fire and Other Casualty . . . . . . . . . . . . . .   8
     4.3  Public Liability  . . . . . . . . . . . . . . . . .   8
     4.4  Professional Liability Insurance  . . . . . . . . .   9
     4.5  Workers Compensation  . . . . . . . . . . . . . . .   9
     4.6  Boiler Insurance  . . . . . . . . . . . . . . . . .   9
     4.7  Business Interruption Insurance . . . . . . . . . .  10
     4.8  Deductible Amounts  . . . . . . . . . . . . . . . .  10

5.   Use, Maintenance and Alteration of the Premises  . . . .  10
     5.1  Tenant's Maintenance Obligations  . . . . . . . . .  10
     5.2  Regulatory Compliance . . . . . . . . . . . . . . .  13
     5.3  Permitted Use . . . . . . . . . . . . . . . . . . .  15
     5.4  [Intentionally Omitted].  . . . . . . . . . . . . .  15
     5.5  No Liens; Permitted Contests  . . . . . . . . . . .  15
     5.6  Alterations by Tenant . . . . . . . . . . . . . . .  15
     5.7  Capital Improvements Funded by Landlord . . . . . .  17
     5.8  Compliance With IRS Guidelines  . . . . . . . . . .  17

6.   Condition And Title Of Premises; Master Lease; the
     Loan . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     6.1  Condition and Title . . . . . . . . . . . . . . . .  18
     6.2  Compliance With Master Lease  . . . . . . . . . . .  18
     6.3  Compliance With the Loan  . . . . . . . . . . . . .  20


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
7.   Landlord and Tenant Personal Property  . . . . . . . . .  21
     7.1  Tenant Personal Property  . . . . . . . . . . . . .  21
     7.2  Landlord's Security Interest  . . . . . . . . . . .  21
     7.3  Financing Statements  . . . . . . . . . . . . . . .  23
     7.4  Intangible Property . . . . . . . . . . . . . . . .  23

8.   Representations And Warranties . . . . . . . . . . . . .  24
     8.1  Due Authorization And Execution . . . . . . . . . .  24
     8.2  Due Organization  . . . . . . . . . . . . . . . . .  24
     8.3  No Breach of Other Agreements . . . . . . . . . . .  24

9.   Financial, Management and Regulatory Reports . . . . . .  25
     9.1  Monthly Facility Reports  . . . . . . . . . . . . .  25
     9.2  Quarterly Financial Statements  . . . . . . . . . .  25
     9.3  Annual Financial Statement  . . . . . . . . . . . .  25
     9.4  Accounting Principles . . . . . . . . . . . . . . .  26
     9.5  Regulatory Reports  . . . . . . . . . . . . . . . .  26

10.  Events of Default and Landlord's Remedies  . . . . . . .  26
     10.1 Events of Default . . . . . . . . . . . . . . . . .  26
     10.2 Remedies  . . . . . . . . . . . . . . . . . . . . .  31
     10.3 Receivership  . . . . . . . . . . . . . . . . . . .  33
     10.4 Late Charges  . . . . . . . . . . . . . . . . . . .  34
     10.5 Remedies Cumulative; No Waiver  . . . . . . . . . .  34
     10.6 Performance of Tenant's Obligations by Landlord . .  35

11.  Security Deposit . . . . . . . . . . . . . . . . . . . .  36

12.  Damage by Fire or Other Casualty . . . . . . . . . . . .  36
     12.1 Reconstruction Using Insurance  . . . . . . . . . .  36
     12.2 Surplus Proceeds  . . . . . . . . . . . . . . . . .  37
     12.3 No Rent Abatement . . . . . . . . . . . . . . . . .  37
     12.4 Conflict With Master Lease and/or Loan  . . . . . .  37

13.  Condemnation . . . . . . . . . . . . . . . . . . . . . .  37
     13.1 Complete Taking . . . . . . . . . . . . . . . . . .  37
     13.2 Partial Taking  . . . . . . . . . . . . . . . . . .  38
     13.3 Lease Remains in Effect . . . . . . . . . . . . . .  38
     13.4 Conflict With Master Lease and/or Loan  . . . . . .  39

14.  Provisions on Termination of Term  . . . . . . . . . . .  39
     14.1 Surrender of Possession . . . . . . . . . . . . . .  39
     14.2 Removal of Personal Property  . . . . . . . . . . .  39
     14.3 Title to Personal Property Not Removed  . . . . . .  40
     14.4 Management of Premises  . . . . . . . . . . . . . .  40
     14.5 Correction of Deficiencies  . . . . . . . . . . . .  40


15.  Notices and Demands  . . . . . . . . . . . . . . . . . .  41

16.  Right of Entry; Examination of Records . . . . . . . . .  42

17.  Landlord May Grant Liens . . . . . . . . . . . . . . . .  43

18.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . .  43

19.  Applicable Law . . . . . . . . . . . . . . . . . . . . .  44

20.  Preservation of Gross Revenues . . . . . . . . . . . . .  44

21.  Hazardous Materials  . . . . . . . . . . . . . . . . . .  45
     21.1 Hazardous Material Covenants  . . . . . . . . . . .  45
     21.2 Tenant Notices to Landlord  . . . . . . . . . . . .  46
     21.3 Extension of Term . . . . . . . . . . . . . . . . .  46
     21.4 Participation in Hazardous Materials Claims . . . .  47
     21.5 Environmental Activities  . . . . . . . . . . . . .  47
     21.6 Hazardous Materials . . . . . . . . . . . . . . . .  47
     21.7 Hazardous Materials Claims  . . . . . . . . . . . .  48
     21.8 Hazardous Materials Laws  . . . . . . . . . . . . .  48
     21.9 Conflict With Master Lease and/or Loan  . . . . . .  48

22.  Assignment and Subletting  . . . . . . . . . . . . . . .  49

23.  Indemnification  . . . . . . . . . . . . . . . . . . . .  51

24.  Holding Over . . . . . . . . . . . . . . . . . . . . . .  52

25.  Estoppel Certificates  . . . . . . . . . . . . . . . . .  53

26.  Conveyance by Landlord . . . . . . . . . . . . . . . . .  53

27.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . .  53

28.  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . .  54

29.  Severability . . . . . . . . . . . . . . . . . . . . . .  54

30.  Counterparts . . . . . . . . . . . . . . . . . . . . . .  54

31.  Binding Effect . . . . . . . . . . . . . . . . . . . . .  54

32.  Waiver and Subrogation . . . . . . . . . . . . . . . . .  54

33.  Memorandum of Lease  . . . . . . . . . . . . . . . . . .  54


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
34.  Incorporation of Recitals and Attachments  . . . . . . .  55

35.  Titles and Headings  . . . . . . . . . . . . . . . . . .  55

36.  Usury Savings Clause . . . . . . . . . . . . . . . . . .  55

37.  Joint and Several  . . . . . . . . . . . . . . . . . . .  55

38.  Survival of Representations, Warranties and Covenants  .  55

39.  Interpretation . . . . . . . . . . . . . . . . . . . . .  56


EXHIBITS

EXHIBIT A  -  LEGAL DESCRIPTION
EXHIBIT B  -  LANDLORD PERSONAL PROPERTY
EXHIBIT C  -  APPRAISAL PROCESS
EXHIBIT D  -  FORM OF SECURED PROMISSORY NOTE


                        SUBLEASE AND SECURITY AGREEMENT

         THIS SUBLEASE AND SECURITY AGREEMENT ("LEASE") is made and entered into as of the 15th day of December, 1995 by and between 2010 Union Limited Partnership, a Washington limited partnership ("LANDLORD"), and New Crossings International Corporation, a Nevada corporation ("TENANT").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of that certain leasehold estate created pursuant to that certain Lease Agreement of Veterans of Foreign Wars Post 91, dated December 2, 1985, by and between Wild West Post No. 91 Veterans of Foreign Wars of the United States, a corporation ("MASTER LANDLORD"), as lessor, and Landlord, as lessee, amended by that certain Amendment of Lease Agreement dated April 15, 1993, that certain Amendment to Lease Agreement dated September 3, 1986, and that certain Lease Amendment dated as of the date hereof (as amended, the "MASTER LEASE") in that certain real property, all improvements thereon and all appurtenances thereto, presently used as a residential and/or healthcare and/or long-term care facility which provides various services for the infirm, frail and/or elderly, including, without limitation, residential, assistance with daily living functions, long term healthcare services and other medically related services (collectively, "ALF/ILF") licensed for one hundred nineteen (119), located at 2010 South Union Avenue, Tacoma, Washington 98405 and more specifically described in Exhibit "A" attached hereto, together with the furniture, machinery, equipment, appliances, fixtures and other personal property used in connection therewith as more specifically described on Exhibit "B" attached hereto (but specifically excluding vehicles and supplies) ("LANDLORD PERSONAL PROPERTY"). The foregoing property owned by Landlord shall be collectively referred to in this Lease as the "PREMISES";

         WHEREAS, Landlord desires to sublease the Premises to Tenant, and Tenant desires to sublease the Premises from Landlord; and

         WHEREAS, Crossings International Corporation, a Washington corporation ("GUARANTOR") has agreed to guarantee Tenant's obligations under this Lease.
         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

         1.      TERM.    The term of this Lease shall commence on December 15,
1995 and shall end on the earlier to occur of (i) December 31, 2047 or (ii) the date that all of the amounts outstanding under that certain Secured Promissory Note dated as of the date hereof, by Landlord, as borrower, in favor of Nationwide Health Properties, Inc., a Maryland corporation ("NHP"), as lender (the "NOTE"), in the original principal amount of Six Million Five Hundred Fifty-Seven Thousand Dollars ($6,557,000.00) (the "LOAN AMOUNT") have been paid in full (the "TERM") unless earlier terminated in accordance with the provisions hereof.

         2. RENT. During the Term Tenant shall pay to Landlord rent in an amount equal to the payments of principal and interest due under the Note ("RENT"), the form of of which is attached hereto as Exhibit "D" and incorporated herein by this reference. Initially capitalized terms in the Note with respect to the payment of principal and interest, which are not otherwise defined herein, shall have the meanings ascribed to such terms in the Note. Such rent shall be payable on the payment dates set forth under the Note for principal and interest payments.

       2.1      DEFINITIONS.
              2.1.1 "GROSS REVENUES" shall be calculated according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the Premises in any way, excluding (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper resident billing credits and adjustments according to GAAP relating to health care accounting; (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately; (iv) Gross Medicare Home Health Revenues; and (v) Gross Non-Medicare Home Health Revenues.

              2.1.2 "GROSS MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues not disallowed by the Medicare program (or any successor program) for home health services provided by Tenant or any Affiliate of Tenant to the residents of the Premises.

              2.1.3 "GROSS NON-MEDICARE HOME HEALTH REVENUES" shall be calculated according to GAAP and shall be defined as all revenues generated by Tenant or any Affiliate of Tenant for home health services to the residents of the Premises, excluding Gross Medicare Home Health Revenues.

              2.1.4 "LEASE YEAR" shall be defined as the twelve (12) month periods commencing on January 1 of each year of the Term.

              2.1.5 The "BASE YEAR" during the Initial Term shall mean the year ending on December 31, 1997.

       2.2 PRORATION FOR PARTIAL PERIODS. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

       2.3 ABSOLUTE NET LEASE. All rent payments shall be absolutely net to the Landlord free of taxes (as described in Section 3.1 hereof), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto. Tenant shall

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continue to perform its obligations under this Lease even if Tenant claims that
Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind, except in the event that Landlord breaches its obligations under Section 18 or as otherwise expressly provided therein. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

         3.      TAXES, ASSESSMENTS AND OTHER CHARGES:

                 3.1 TENANT'S OBLIGATIONS. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes, but not including taxes, if any, based on Landlord's net income) and other assessments levied or assessed against the Premises or any interest therein during the Term, prior to delinquency or imposition of any fine, penalty, interest or other cost.

                 3.2 PRORATION. At the commencement and at the end of the Term, all such taxes and assessments shall be prorated.

                 3.3 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes or assessments levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall cooperate with Tenant but shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest, and notwithstanding such protest, except as provided in Section 5.5 below, Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

                 3.4 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

                 3.5 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

                 3.6 UNDERLYING PAYMENTS. Tenant agrees to pay to Landlord at least five days (5) in advance of when the same shall become due and payable, (i) any and all amounts and obligations of Landlord as tenant under the Master Lease and (ii) any and all amounts and obligations of Landlord as borrower under the Loan from NHP in the original amount of Loan Amount for the financing of the Premises, except the monthly installments of principal and interest due under the Note (collectively, the "UNDERLYING PAYMENTS"). Tenant acknowledges that Landlord will use the Underlying Payments paid by Tenant to make payment to Master Landlord under the Master Lease and to NHP under the Loan. For purposes herein, all documents evidencing and/or securing the Loan shall be collectively referred to herein as the "LOAN DOCUMENTS."

         4.      INSURANCE.

                 4.1 GENERAL INSURANCE REQUIREMENTS. In addition to any insurance required pursuant to the Master Lease or the Loan Documents, Tenant shall also maintain all insurance provided for in this Lease, which insurance shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the State of Washington, having a general policyholders rating of not less than "A-" and a financial rating of not less than "10" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord, Master Landlord and NHP as an additional insured and shall be on an "occurrence" basis. In addition, Landlord, Master Landlord and NHP shall each be shown as a loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name Landlord, Master Landlord, NHP and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required
hereunder.   Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within 30 days of the commencement of the Term. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within 30 days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

                 4.2 FIRE AND OTHER CASUALTY. Tenant shall keep the Premises insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood
(if the Premises is located in a flood zone and with coverage not less than Five Million Dollars ($5,000,000) per policy year), vandalism, earthquake (if the Premises is located in an earthquake zone and with coverage not less than Five Million Dollars ($5,000,000) per policy year), malicious mischief or any other risk as is normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises, but in no event less than Six Million Five Hundred Fifty-Seven Thousand Dollars ($6,557,000.00). The term "FULL INSURABLE VALUE" as used in this Lease shall mean the actual replacement value of the Premises (including all improvements) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 4.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.

                 4.3 PUBLIC LIABILITY. Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance to include a broad form endorsement and to afford protection to Landlord, Master Landlord, NHP and Tenant of not less than Five Million Dollars ($5,000,000) with respect to bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) with respect to any one accident, and not less than Five Million Dollars ($5,000,000) with respect to property damage; provided, that Landlord and Tenant in their reasonable judgment shall agree in the future to increase such limits to the extent that any such increase may be reasonable and customary for transactions and properties similar to the Premises.

                 4.4 PROFESSIONAL LIABILITY INSURANCE. Tenant shall maintain insurance against liability imposed by law upon Tenant and its Affiliates for damages on account of professional services rendered or which should have been rendered by Tenant (or its Affiliates) or any person for which acts Tenant (or its Affiliates) is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Five Million Dollars ($5,000,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

                 4.5 WORKERS COMPENSATION. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

                 4.6 BOILER INSURANCE. If a boiler and/or pressure vessel is located at the Premises, Tenant shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

                 4.7      BUSINESS INTERRUPTION INSURANCE.
                 Tenant shall maintain, at its expense, business interruption insurance against loss of rental value for a period of not less than one (1) year; provided, that, so long as Tenant continues to pay all Rent and any other amounts to be paid by Tenant under the terms of this Lease, Tenant shall be entitled to receive all proceeds of such business interruption insurance.

                 4.8 DEDUCTIBLE AMOUNTS. The policies of insurance which Tenant is required to provide under this Lease will not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

         5.      USE, MAINTENANCE AND ALTERATION OF THE PREMISES.

                 5.1      TENANT'S MAINTENANCE OBLIGATIONS.

                          5.1.1 Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, in order to comply with the Master Lease and the Loan Documents or as necessary to keep the Premises in good and lawful order and condition and in substantial compliance with any applicable requirements for the licensing of an ALF/ILF in the State in which the Premises is located or as otherwise required under all applicable local, state and federal laws.

                         5.1.2   As part of Tenant's obligations under this

                 Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property, as defined in Section 7.1 below, in good condition, ordinary wear and tear excepted, consistent with prudent industry practice for ALF/ILF facilities.

                          5.1.3 Without limiting Tenant's obligations to maintain the Premises under this Lease, within thirty (30) days after the end of the first (1st) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such first (1st) Lease Year spent on Upgrade Expenditures for the Premises at least One Hundred Thirty

                 Thousand Dollars ($130,000.00). Such Upgrade Expenditures shall be referred to as the "FIRST YEAR UPGRADE EXPENDITURES." Thereafter, within thirty (30) days after the end of each remaining Lease Year commencing with the end of the fourth
                 (4th) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year spent on Upgrade Expenditures for the Premises an amount at least equal to the Required Average Upgrade Expenditures when averaged with the Upgrade Expenditures made in the then three
                 (3) previous Lease Years. As used herein, the "Required Average Upgrade Expenditures" for any Lease Year shall be calculated as follows: In the first (1st) Lease Year an amount shall be calculated equal to One Hundred Fifty Dollars ($150.00) times the number of units in the Premises. For each subsequent Lease Year, the calculated amount for the previous Lease Year shall be increased for increases in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982-1984=100). Commencing with the fourth (4th) Lease Year and every Lease Year thereafter, an average of such calculated amounts for the applicable Lease Year and the then previous three (3) Lease Years shall be considered to be the Required Average Upgrade Expenditures; provided, however, Tenant shall receive a credit against the Required Average Upgrade Expenditures in Lease Years four
                 (4), five (5) and six (6) equal to (a) the First Year Upgrade Expenditures divided by four (4), times (b) the Applicable Credit Percentage. As used in the foregoing, the "APPLICABLE CREDIT PERCENTAGE" shall be 75% in the fourth (4th) Lease Year; 50% in the fifth (5th) Lease Year; and 25% in the sixth (6th) Lease Year.

                          5.1.4 The term "UPGRADE EXPENDITURES" is defined to mean upgrades or improvements to the Premises which have the effect of maintaining or improving the competitive position of the Premises in its marketplace. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that neither capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Premises) nor expenditures to keep the Premises functional, safe and/or licensed shall be considered to be Upgrade Expenditures. For purposes of Section 5.1.3 only, "evidence satisfactory to Landlord" may consist of a certificate of an officer of Tenant, certifying as to the matters set forth in
                 Section 5.1.3, together with, in Landlord's sole discretion, an inspection by Landlord and its representative, inspectors and consultants of the Premises and/or of all contracts, books and records relating to Tenant's operations at the Premises. In the event that a material deficiency is found with respect to Tenant's obligations under Section 5.1.3, in addition to any other rights and remedies provided to Landlord under this Lease, Tenant shall pay for Landlord's out-of-pocket costs for any such inspections. If Tenant fails to make at least the above amount of Upgrade Expenditures, Tenant shall promptly on demand from Landlord (but in no event more than five days) pay to Landlord the applicable shortfall in Upgrade Expenditures. Such funds shall be the sole property of Landlord and Landlord may in its sole discretion provide such funds to Tenant to correct the shortfall in Upgrade Expenditures or may simply retain such funds as supplemental rent hereunder.

                 5.2      REGULATORY COMPLIANCE.

                          5.2.1 Tenant and the Premises shall comply with all federal, state and local licensing and other laws and regulations applicable to an ALF/ILF as well as with any applicable certification requirements of Medicare and Medicaid (or any successor program) required to permit Tenant to serve its resident population. Further, if any applicable federal, state or local law requires that the Premises be licensed as an ALF/ILF for the use permitted under Section 5.3 below, Tenant shall ensure that the Premises are licensed in Tenant's name within ninety (90) days after the date of this Lease, and throughout the Term and at the time the Premises are returned to Landlord at the termination of this Lease, Tenant shall ensure that the Premises continue to be licensed as an ALF/ILF with a licensed capacity of one hundred nineteen (119) units, and, if applicable to permit Tenant to serve its resident population, fully certified for participation in Medicare and Medicaid (or any successor program) throughout the Term and at the time the Premises are returned to Landlord at the termination thereof, all without any suspension, revocation, decertification, penalty or limitation. Nothing contained in this Section 5.2.1 is intended to permit Tenant to reduce or eliminate its participation or the participation of the Premises in any Medicare or Medicaid (or any successor program) which exists as of the date of this Lease, except with the consent of Landlord, which consent shall not be unreasonably withheld. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises.

                          5.2.2 During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant.

                 5.3 PERMITTED USE. Tenant shall continuously use and occupy the Premises during the Term, solely as a licensed ALF/ILF with at least one hundred nineteen (119) units. No use shall be made or permitted to be made of the Premises, and no acts shall be done to or upon the Premises, which will cause the cancellation of, or make void or voidable, the Master Lease, or will cause any default under any of the Loan Documents.

                 5.4      [INTENTIONALLY OMITTED].

                 5.5 NO LIENS; PERMITTED CONTESTS. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against the Premises or the operation thereof for any reason. However, subject to the provisions of the Master Lease and the Loan Documents, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

                 5.6 ALTERATIONS BY TENANT. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease, so long as any such alterations, improvements, replacements, modifications or expansions comply with the provisions of the Master Lease and the Loan Documents; provided, however, that any alterations, improvements, replacements, expansions or modifications in excess of Fifty Thousand Dollars ($50,000) in any rolling twelve (12) month period shall require the prior written consent of the

Landlord, which consent shall not be unreasonably withheld. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 5.7) and, except as provided in the following sentence, shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. Notwithstanding the previous sentence, any equipment acquired by Tenant at Tenant's sole cost and expense that expands the services provided to the residents of the Premises, rather than replaces existing equipment at the Premises, and that does not constitute a fixture (under real property law), shall constitute Tenant Personal Property subject to the security interest granted to Landlord in Section 7.2 below. So long as there is no continuing Event of Default, Tenant may remove at any time and dispose of the equipment described in the preceding sentence free and clear of any security interest of Landlord. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with the Master Lease and the Loan Documents, with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.

                 5.7 CAPITAL IMPROVEMENTS FUNDED BY LANDLORD. In the event Tenant desires to make a capital improvement or a related series of capital improvements to the Premises and if Tenant desires that Landlord fund the same, Landlord shall, in its discretion and without obligation, within thirty (30) days of Tenants' written request therefor, consider Tenant's request to fund such capital improvements. Each and every capital improvement funded by Landlord under this Section 5.7 shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. If Landlord funds any capital improvements, Landlord's Original Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for capital improvements.

                 5.8 COMPLIANCE WITH IRS GUIDELINES. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

         6.      CONDITION AND TITLE OF PREMISES; MASTER LEASE; THE LOAN.

                 6.1 CONDITION AND TITLE. Tenant acknowledges that it is presently engaged in the operation of ALF/ILF facilities in the State of Washington and has expertise in the ALF/ILF industry. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no improvements or modifications to the Premises are required in order to operate the Premises for its intended use. Tenant accepts the Premises for use as an ALF/ILF under this Lease on an "AS IS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

                 6.2 COMPLIANCE WITH MASTER LEASE. Tenant hereby acknowledges that this Lease is subject and subordinate to the Master Lease and that in the event of the expiration or the termination of the Master Lease for any reason whatsoever, this Lease shall automatically terminate on the date of the expiration of the Master Lease, and the then current Rent shall be prorated as of the date of such termination. In the event Landlord purchases fee title to the Premises, this Lease shall continue in full force and effect pursuant to the terms hereof. Tenant hereby covenants and agrees that it will not violate or breach any of the terms, covenants or conditions of the Master Lease or do or permit any act which would violate, breach or be contrary to the Master Lease or cause the Master Lease to be terminated. Tenant hereby agrees to comply with all of the requirements and obligations of Landlord under the Master Lease which may be necessary in order to avoid a violation or default by Landlord under the Master Lease, except that the monthly rent payable, Tenant's use of the Premises and the Term of this Lease shall be as noted herein. All provisions noted in the Master Lease with respect to rent and terms which conflict with this Lease shall not apply to this Lease and the terms of this Lease shall supersede any such terms or effect. To the extent that other terms, covenants and conditions of the Master Lease conflict with the provisions of this Lease, the more restrictive provision or higher standard shall apply. Tenant agrees to protect, indemnify, defend, save and hold harmless Landlord from and against any foreseeable or unforeseeable claim, action, suit, proceeding, loss, costs, damage, liability, penalty or expense (including, without limitation, attorneys' fees and costs), directly or indirectly resulting from, arising out of, or based upon Tenant's failure to comply with the terms, covenants or conditions of the Master Lease. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give notice to Tenant of the matter and an opportunity to defend it, at Tenant's sole cost and expense, with legal counsel satisfactory to Landlord. Landlord may also require Tenant to so defend the matter or Landlord may elect to defend such matter with its own counsel. The obligations on the part of Tenant under the terms of this indemnity shall survive the expiration or earlier termination of this Lease.

                 6.3 COMPLIANCE WITH THE LOAN. Tenant hereby acknowledges that this Lease is subject and subordinate to the Loan. Tenant hereby covenants and agrees that it will not violate or breach any of the terms, covenants or conditions of the Loan Documents or do or permit any act which would violate, breach or be contrary to the Loan Documents or cause a default under the Loan. Tenant hereby agrees to comply with all of the requirements and obligations of Landlord under the Loan Documents which may be necessary in order to avoid a violation or default by Landlord under the Loan, except that Tenant's use of the Premises shall be as noted herein. To the extent the terms, covenants and conditions of the Loan Documents conflict with the provisions of this Lease, the more restrictive provision(s) or higher standard(s) shall apply. Tenant agrees to protect, indemnify, defend, save and hold harmless Landlord from and against any foreseeable or unforeseeable claim, action, suit, proceeding, loss, costs, damage, liability, penalty or expense (including, without limitation, attorneys' fees and costs), directly or indirectly resulting from, arising out of, or based upon Tenant's failure to comply with the terms, covenants or conditions of the Loan Documents. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give notice to Tenant of the matter and an opportunity to defend it, at Tenant's sole cost and expense, with legal counsel satisfactory to Landlord. Landlord may also require Tenant to so defend the matter or Landlord may elect to defend such matter with its own counsel. The obligations on the part of Tenant under the terms of this indemnity shall survive the expiration or earlier termination of this Lease.

         7.      LANDLORD AND TENANT PERSONAL PROPERTY.

                 7.1 TENANT PERSONAL PROPERTY. Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "TENANT PERSONAL PROPERTY"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease, in the Master Lease and in the Loan Documents. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

                 7.2      LANDLORD'S SECURITY INTEREST.

                          7.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section
                 7.4 below) (to the extent
                 assignable) so that Landlord or its designee can operate or re-let the Premises intact for use as an ALF/ILF.

                          7.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property (to the extent assignable) and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property (to the extent assignable). The security interest granted to Landlord in this Section 7.2.2. is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, to give Landlord a reasonable time following such notice to cure any such default and to consent to Landlord's written assumption of such lease or financing arrangement upon

                 Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

                 7.3 FINANCING STATEMENTS. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant.
Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

                 7.4 INTANGIBLE PROPERTY. The term "INTANGIBLE PROPERTY" means all rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including without limitation, if applicable, any certificate or determination of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the name "Union Park at Allenmore"; but shall not include any accounts receivable now owned or hereafter acquired by Tenant.

         8. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

                 8.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

                 8.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the State of Washington.

                 8.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

         9.      FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

                 9.1 MONTHLY FACILITY REPORTS. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports (in the form Tenant currently generates, together with any changes in such form that may be approved by Landlord) to Landlord consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises. Without limitation, such reports shall clearly state Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues for the applicable period.

                 9.2      QUARTERLY FINANCIAL STATEMENTS.  Within forty-five
(45) days of the end of each of the first three quarters of the fiscal year of both Tenant and Guarantor, Tenant shall deliver the quarterly consolidated financial statements, substantially in the form as previously provided to Landlord, of both Tenant and Guarantor to Landlord.

                 9.3 ANNUAL FINANCIAL STATEMENT. Within ninety (90) days of the fiscal year end of both Tenant and Guarantor, Tenant shall deliver to Landlord an internally prepared annual consolidated financial statement of Guarantor and an annual consolidated financial statement of Tenant, audited by a certified public accounting firm acceptable to Landlord in Landlord's reasonable discretion. Notwithstanding any of the other terms of this Section 9.3, if Tenant or Guarantor become subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable securities laws.

                 9.4 ACCOUNTING PRINCIPLES. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles and procedures consistently applied.

                 9.5 REGULATORY REPORTS. In addition, Tenant shall promptly, but in any event no later than ten (10) business days of receipt thereof, deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises and the operation of business thereon, including, without limitation, state department of health licensing surveys, any applicable Medicare and Medicaid (and successor programs) certification surveys and life safety code reports. Within five (5) calendar days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare or Medicaid (or successor programs) if applicable, any suspension, termination or restriction placed upon Tenant or the Premises, the operation of business thereon or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Premises or its business, by any federal, state or local authority including without limitation Medicare or Medicaid (or successor programs), if applicable.

         10.     EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

                 10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

                          10.1.1 The failure to pay within five (5) calendar days of the date when due any Rent, Underlying Payments, taxes or assessments, utilities, premiums for insurance or other charges or payments required of Tenant under this Lease;

                           10.1.2 A material breach by Tenant or any Guarantor of any of the representations, warranties or covenants in favor of NHP as set forth in the Purchase and Sale Agreement of even date herewith, by and between Landlord, Tenant, Guarantor and NHP (the "PURCHASE AGREEMENT");

                          10.1.3 A material default by Tenant or any Guarantor (or any Affiliate of either) ("AFFILIATE" being defined to mean, with respect to any person or entity, any other person or entity which "CONTROLS" (as defined in Section 22.1 below), is Controlled by or is under common Control with the first person or entity) under any obligation other than this Lease owed by Tenant or any Guarantor (or any Affiliate of either) to NHP or any Affiliate of NHP (including, without limitation, any of the Other Leases [as hereinafter defined], any other loan or financing agreement or any other lease, but not including that certain Loan Agreement by and between Landlord, as borrower, and NHP, as lender, and the "LOAN DOCUMENTS" as defined therein), which default is not cured within any applicable cure period provided in the documentation for such obligation. As used herein, "OTHER LEASES" shall mean, collectively, and excluding this Lease, the following: (i) those certain Leases and Security Agreements, dated concurrently herewith between NHP and Tenant, with respect to the following facilities: A) The Atrium, 3350 30th Street, Boulder, Colorado 80301; B) Canterbury Gardens, 11265 E. Mississippi Ave., Aurora, Colorado 80012; C) Ridge Point, 3375 34th Street, Boulder, Colorado 80301; D) River Place, 739 E. Parkcenter Blvd., Boise, Idaho 83706; E) Albany Residential, 1560 Davidson St. SE, Albany, Oregon 97321; F) Courtyard Village, 1929 Grand Prairie Rd SE, Albany, Oregon 97321; G) Forest Grove Residential, 3110 19th Ave., Forest Grove, Oregon 97116; H) The Heritage at Rogue Valley, 3033 Barnett Rd., Medford, Oregon 97504; I) McMinnville Residential, 775 E 27th Street, McMinnville, Oregon 97128; and J) Columbia Edgewater, 1629 George Washington Way, Richland, Washington 99352; and (ii) that certain Sublease and Security Agreement, dated concurrently herewith, with respect to Heritage, Mt. Hood, 25200 S.E. Stark Street, Gresham, Oregon 97030.
                          10.1.4 Any material misstatement or omission of fact in any written report, notice or communication from Tenant or any Guarantor to Landlord with respect to Tenant, any Guarantor or the Premises;

                          10.1.5 Any change (voluntary or involuntary, by operation of law or otherwise) in the person, persons, entity or entities which ultimately exert effective control over the management of the affairs of Tenant or any Guarantor as of the date hereof; provided, however, nothing contained in this Section 10.1.5 is intended to restrict the authority of the respective boards of directors of Tenant or any Guarantor to appoint officers or management of Tenant or any Guarantor, and the following shall not be deemed to be an Event of Default under this Section 10.1.5.: an initial public offering of Tenant; the Brim Merger (as defined in Section 22.2 below); or the CCI Conversion (as defined in Section 22.2 below).

                          10.1.6 An assignment by Tenant or any Guarantor of all or substantially all of its property for the benefit of creditors;

                          10.1.7 The appointment of a receiver, trustee, or liquidator for Tenant or any Guarantor, or any of the property of Tenant or any Guarantor, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that Tenant or Guarantor intends to cause such appointment to be discharged and Tenant or Guarantor does not thereafter diligently prosecute such discharge to completion within thirty (30) days after the date of such appointment;

                          10.1.8 The filing by Tenant or any Guarantor of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant or any Guarantor by any other party and Tenant does not within three (3) business days of any such filing inform Landlord in writing of the intent by Tenant or Guarantor to cause such petition to be dismissed, if Tenant or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                          10.1.9 The failure to perform or comply with any other term or provision of this Lease (other than those provisions set forth in Sections 10.1.10 and 10.1.11 below) not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises or the breach of any representation or warranty of Tenant in this Lease; provided, however, the default described in this Section 10.1.9 is curable and shall be deemed cured, if: (i) within three (3) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty
         (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord;

                          10.1.10 The failure by Tenant to comply with the provisions of the Master Lease unless, within five (5) business days following notice of such failure, Tenant obtains a written agreement of Master Landlord setting forth a time certain for the cure of such default by Tenant (a "SPECIAL CURE PERIOD"), Master Landlord agrees to toll the running of the cure period of Landlord with respect to such failure until the end of such Special Cure Period, and Tenant fails to cure such failure within the Special Cure Period;

                          10.1.11 The failure by Tenant to comply with the provisions of the Loan Documents unless, within five (5) business days following notice of such failure, Tenant obtains a written agreement of NHP setting forth a time certain for the cure of such default by Tenant (a "SPECIAL CURE PERIOD"), NHP agrees to toll the running of the cure period of Landlord with respect to such failure until the end of such Special Cure Period, and Tenant fails to cure such failure within the Special Cure Period;

                          10.1.12 There shall be no cure period in the event of the breach by Tenant of (i) the obligation to provide replacement policies of insurance as required in Section 4.1 above, (ii) the provisions of Section 20 below, or (iii) the provisions of Section 22 below with respect to assignments and other related matters; and Tenant shall not be entitled to a cure period with respect to the Event of Default described in Sections
         10.1.10 and 10.1.11 above; and

                          10.1.13 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

                 10.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the State of Washington available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and Intangible Property all remedies granted under the laws of such State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                          10.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach;

                          10.2.2 Upon compliance with the requirements of applicable law, Landlord may do any of the following: enter upon the Premises, terminate this Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including without limitation all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                          10.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

                          10.2.4 Before or after repossession of the Premises pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers;

                          10.2.5 Sell the Tenant Personal Property in a non-judicial foreclosure sale.

                          10.2.6 For the purpose of calculating rent loss damages payable to Landlord, Additional Rent for all periods after an Event of Default shall be calculated based on the higher of the sum of
         (i) actual Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues or (ii) extrapolated Gross Revenues, Gross Medicare

         Home Health Revenues and Gross Non-Medicare Home Health Revenues based on Gross Revenues, Gross Medicare Home Health Revenues and Gross Non-Medicare Home Health Revenues performance prior to the Event of Default.

                 10.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of the Premises, to collect the rents, issues, profits and income of the Premises and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material limitation of any license required for the lawful operation of the Premises as an ALF/ILF under the laws of the State of Washington will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, subject to applicable laws and regulations, Landlord may petition an appropriate court for the appointment of such a receiver to enter upon and take possession of the Premises, to manage the operation of the Premises (or, upon Landlord's election, any portion thereof as to which Tenant has suffered the revocation, suspension or material limitation of any such license), to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the ALF/ILF license and provider certification of the Premises or to otherwise substitute the licensee or provider thereof. Subject to any applicable laws and regulations, the receiver shall be entitled to a reasonable fee for its services as a receiver.

                 10.4 LATE CHARGES. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Rent is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to ten percent (10%) of the amount of any installment of Rent not paid on the due date. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

                 10.5 REMEDIES CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

                 10.6     PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD.   If
Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

         11. SECURITY DEPOSIT. Tenant has deposited with the Landlord the sum of One Hundred Sixty-Three Thousand One Hundred Five Dollars ($163,105.00) representing a security deposit against the faithful performance of the terms and conditions contained in this Lease. Landlord shall not be deemed a trustee as to such deposit and shall have the right to commingle said security deposit with its own or other funds. Interest thereon shall be paid by Landlord to the Tenant on a quarterly basis in arrears (i) if Landlord segregates such deposit from its general funds, at the average rate earned in such period on Landlord's cash and cash equivalent investments, and (ii) if Landlord does not segregate such deposit from its general funds, at the average cost of funds for Landlord for short term borrowings for such period. Tenant shall have the right to substitute a letter of credit for such deposit on terms and issued by a financial institution acceptable to Landlord.

         12.     DAMAGE BY FIRE OR OTHER CASUALTY.

                 12.1 RECONSTRUCTION USING INSURANCE. In the event of the damage or destruction of any portion of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

                 12.2 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

                 12.3 NO RENT ABATEMENT. The rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

                 12.4 CONFLICT WITH MASTER LEASE AND/OR LOAN. To the extent that the terms, covenants and conditions of the Master Lease and/or the Loan Documents conflict with the provisions of this Section 12, the more restrictive provision(s) or higher standard(s) shall apply.

         13.     CONDEMNATION.

                 13.1 COMPLETE TAKING. If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease, and the current Rent shall be prorated as of the date of such termination. The award payable upon such taking shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit "C" attached hereto.

                 13.2 PARTIAL TAKING. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of the

Premises, the Rent shall be abated to the same extent as the diminution in the fair market value of the Premises by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation the same will be determined by appraisal pursuant to Exhibit "C" attached hereto. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason; provided, however, Landlord shall make all or a portion of such award available to Tenant to the extent necessary to, as a result of such taking, make the remaining portion of the Premises operational and functional. Landlord's Original Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this Section 13.2 which was not made available to be used by Tenant in accordance with the terms of the previous sentence.

                 13.3 LEASE REMAINS IN EFFECT. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

                 13.4 CONFLICT WITH MASTER LEASE AND/OR LOAN. To the extent that the terms, covenants and conditions of the Master Lease and/or the Loan Documents conflict with the provisions of this Section 13, the more restrictive provision(s) or higher standard(s) shall apply.

         14.     PROVISIONS ON TERMINATION OF TERM.

                 14.1 SURRENDER OF POSSESSION. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises (including, at Landlord's cost, copies of all business records relating to the Premises and all resident charts and records along with appropriate resident consents) in good condition and repair, ordinary wear and tear excepted.

                 14.2 REMOVAL OF PERSONAL PROPERTY. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the State of Washington or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

                 14.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

                 14.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the Premises, and Tenant shall comply with all requests for an orderly transfer of the ALF/ILF license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies (at Landlord's expense except following an Event of Default) of all of Tenant's books and records relating to the Premises and its operations to Landlord.

                 14.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey by any federal, state or local governmental agency with jurisdiction over the Premises for the transfer of operation of the Premises from

Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or earlier termination of the Term in accordance herewith. Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct any deficiencies of a physical nature that would be required to maintain the level of care then being provided to the residents of the Premises as identified by any applicable government agency (including, without limitation, Medicare or Medicaid (or any successor program) providers) in the course of the change of ownership inspection and audit. To the extent permitted by applicable rules and regulations, Tenant shall be permitted in good faith and at its expense to contest the determination of the existence and amount of any alleged deficiencies. Each contest permitted by this Section 14.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

         15. NOTICES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within two (2) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid
(a) if to Tenant, addressed to c/o Crossings International Corporation, 1201 Pacific Avenue, Suite 1800, Tacoma, Washington 98402, Attn: President, Fax No.
(206) 383-9979 with a copy to Bogle & Gates, 4700 Two Union Square, Seattle, Washington 98101, Attn: Bryce L. Holland, Jr., Fax No. (206) 621-2660, or at such other address as Tenant from time to time may have designated by written notice to

Landlord, (b) if to Landlord, addressed to Nationwide Health Properties, Inc., 4675 MacArthur Court, Suite 1170, Newport Beach, California 92660, Fax No.
(714) 251-9644 with a copy to O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660 Attn: Real Estate Department Chairman, Fax No. (714) 669-6994, or at such address as Landlord may from time to time have designated by written notice to Tenant. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

         16. RIGHT OF ENTRY; EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease (but as to showing for lease, in the twelve (12) months prior to the expiration of the Initial Term or any applicable Renewal Term, so long as there is no Event of Default under this Lease, only if Tenant has not exercised its option to renew pursuant to Section 1.2.1 above) or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with patients, patient care, or any other of Tenant's operations. During normal business hours, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant's financial records relating to the Premises.

         17. LANDLORD MAY GRANT LIENS. Except to the extent prohibited under the Master Lease and/or the Loan Documents, without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 17, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's occupancy hereunder, including but without limitation Tenant's right of quiet enjoyment provided in Section 18, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord or Master Landlord, Tenant shall subordinate this Lease to the lien of a new Encumbrance on the Premises or any ground lease of such Premises, on the condition that the proposed lender (or ground lessor) agrees not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder.

         18. QUIET ENJOYMENT. So long as there is no Event of Default by Tenant, and so long as the Master Lease has not expired or terminated, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in
Section 12 and 13 hereof).

         19. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to the conflict of laws rules of such State.

         20.     PRESERVATION OF GROSS REVENUES.

                 20.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the ALF/ILF business of Tenant and its Affiliates in the geographical area of the Premises. Tenant further acknowledges that the diversion of patient care activities from the Premises to other facilities or other healthcare providers owned or operated by Tenant or its Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of the Premises.

                          20.1.1 Therefore, Tenant agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Premises and the permitted use thereof as contemplated under this Lease, within a three (3) mile radius of the Premises; provided, that, Tenant may develop or purchase such other facilities within such radius of the Premises with the consent of Landlord, which consent shall not be unreasonably withheld.

                          20.1.2 In addition, Tenant hereby covenants and agrees that for a period of one year following the expiration or earlier termination of this Lease, neither Tenant nor any of its Affiliates shall, without prior written consent of Landlord, hire, engage or otherwise employ any management or supervisory personnel working on or in connection with the Premises.

                 20.2 Except as required for medically appropriate reasons, prior to and after Lease termination, neither Tenant nor any of its Affiliates will recommend or solicit the removal or transfer of any patient from the Premises to any other nursing or health care facility, or to any senior housing or retirement housing facility.

                 20.3     In the event the Brim Merger (as defined in Section
22.2 below) occurs, the provisions of this Section 20 shall not apply to any facilities which, as of the date of this Lease, are owned, operated or under development by the Brim Subsidiary (as defined in Section 22.2 below).

         21.     HAZARDOUS MATERIALS.

                 21.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the Premises shall comply with all Hazardous Materials Laws, the Master Lease and the Loan Documents. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

                 21.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

                          21.2.1 any Environmental Activities in violation of any Hazardous Materials Laws,

                          21.2.2 any Hazardous Materials Claims against Tenant or the Premises,

                          21.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

                          21.2.4 Tenant's discovery of any occurrence or
                 condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials,

                          21.2.5 all communications to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

                 21.3 EXTENSION OF TERM. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

                 21.4 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Landlord shall have the right, at Tenant's sole cost and expense and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

                 21.5 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 21 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given by Tenant to landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Purchase Agreement.

                 21.6 HAZARDOUS MATERIALS shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

                 21.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

                 21.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

                 21.9 CONFLICT WITH MASTER LEASE AND/OR LOAN. To the extent that the terms, covenants and conditions of the Master Lease and/or the Loan Documents conflict with the provisions of this Section 21, the more restrictive provision(s) or higher standard(s) shall apply.

         22. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, except to residents of the Premises and providers of incidental services to residential tenants such as barber shops, beauty shops and the like, provided, that the square footage of space in the Premises allocated to such providers shall not exceed in the aggregate five percent (5%) of the total square footage of the building included in the Premises. For the purposes of this Lease, a management or similar agreement shall be considered to be an assignment of this Lease by Tenant. Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a wholly-owned subsidiary of Tenant, provided that such subsidiary fully assumes the obligations of Tenant under this Lease, Tenant remains fully liable under this Lease, any Guarantor remains fully liable with respect to its guaranty of this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such subsidiary shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

                 22.1 For the purpose of this Lease, the transfer, assignment, sale, hypothecation or other disposition of any stock of Tenant and/or Guarantor, which results in a change in the Person (as hereinafter defined) which ultimately exerts effective Control (as hereinafter defined) over the management of the affairs of Tenant and/or Guarantor as of the date hereof, shall be deemed to be an assignment of the Lease. For purposes herein, "CONTROL" shall mean, as applied to any individual, partnership, association, corporation or other entity (collectively, "PERSON"), the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise. Notwithstanding the foregoing, nothing contained in this Section 22.1 is intended to restrict the authority of the respective boards of directors of Tenant and/or Guarantor to appoint officers or management of Tenant and/or Guarantor.

                 22.2     Notwithstanding anything to the contrary contained in
Section 22.1, in no event shall (i) an initial public offering of Tenant (the "IPO"); or (ii) a merger of Tenant with Brim Senior Living, Inc., an Oregon corporation (the "BRIM SUBSIDIARY"), a wholly-owned subsidiary of Brim, Inc., an Oregon corporation ("BRIM") (the "BRIM MERGER"); or (iii) a leveraged buyout by existing management of Tenant and/or Brim (the "MGMT LBO"); (iv) an employee stock option plan leveraged buyout (the "ESOP LBO"); or (v) the exercise of the rights of Capital Consultants, Inc., an Oregon corporation ("CCI") to convert its [preferred stock in Tenant to common stock] under that certain Securities Purchase Agreement or the Restructuring Agreement, in each case by and between CCI, as agent, and Tenant which may result in CCI gaining Control in Tenant (the "CCI CONVERSION"), be deemed to be an assignment of this Lease; provided, however, that, without limiting Section 22.1, (x) after such IPO, any transfer, assignment, sale, hypothecation or other disposition of the voting stock of Tenant which results in twenty-five percent (25%) or more of the voting stock of Tenant being held by any Person or related group of Persons who did not have such ownership after the IPO shall be deemed to be an assignment of the Lease; and (y) after the Brim Merger, the Control of the surviving corporation must be held by Tenant or Brim and (z) with respect to the Mgmt LBO or the ESOP LBO, NHP must have approved in advance, upon its reasonable discretion, the terms of any leveraged buyout.

         23.     INDEMNIFICATION.   To the fullest extent permitted by law,
Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including without limitation punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), the Premises, or the operations of Tenant on the Premises, including, without limitation, all Environmental Activities on the Premises, all Hazardous Materials Claims or any violation by Tenant of a Hazardous Materials Law with respect to the Premises; provided, however, such indemnity shall not extend to any such suit, claim or damage which is caused solely by the willful misconduct or gross negligence of Landlord, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

         24.     HOLDING OVER.   If Tenant shall for any reason remain in
possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, 1 1/2 times the aggregate of the monthly Rent payable with respect to the last Lease Year plus all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

         25. ESTOPPEL CERTIFICATES. Each of Landlord and Tenant shall, at any time upon not less than five (5) days prior written request by the other party, execute, acknowledge and deliver to the requesting party or its designee a statement in writing, executed by an officer or general partner, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as the requesting party may reasonably request.

         26. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         27. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

         28. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

         29. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or enforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

         30. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         31. BINDING EFFECT. Subject to the provisions of Section 22 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

         32.     WAIVER AND SUBROGATION.   Landlord and Tenant hereby waive to
each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

         33.     MEMORANDUM OF LEASE.   Landlord and Tenant shall, promptly upon
the request of either, enter into a short form memorandum of the Lease, in form suitable for recording under the laws of the State of Washington, in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

         34. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

         35. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

         36. USURY SAVINGS CLAUSE. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

         37. JOINT AND SEVERAL. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

         38. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

         39. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

Executed as of the date indicated above.

                                TENANT:


                                NEW CROSSINGS INTERNATIONAL
                                CORPORATION,
                                a Nevada corporation


                                By:  ______________________________
                                     Richard W. Boehlke,
                                     President


                                LANDLORD:

                                2010 LIMITED PARTNERSHIP,
                                a Washington limited partnership


                                By:  ______________________________
                                     Richard W. Boehlke,
                                     General Partner

                                  EXHIBIT "A"

                               Legal Description

                           (UNION PARK AT ALLENMORE)


ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF WASHINGTON, COUNTY OF PIERCE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LEASEHOLD INTEREST CREATED PURSUANT TO LEASE AGREEMENT OF VETERANS OF FOREIGN WARS POST 91, DATED DECEMBER 2, 1985, BY AND BETWEEN WILD WEST POST NO. 91 VETERANS OF FOREIGN WARS OF THE UNITED STATES, A CORPORATION, AS LESSOR, AND 2010 UNION LIMITED PARTNERSHIP, A WASHINGTON LIMITED PARTNERSHIP, AS LESSEE, RECORDED ON OCTOBER 29, 1987 AS INSTRUMENT NO. 8710290147 OF THE OFFICIAL RECORDS OF PIERCE COUNTY, WASHINGTON, AS AMENDED BY THAT CERTAIN AMENDMENT OF LEASE AGREEMENT DATED APRIL 15, 1993, THAT CERTAIN AMENDMENT TO LEASE AGREEMENT DATED SEPTEMBER 3, 1986, AND THAT CERTAIN LEASE AMENDMENT DATED AS OF THE DATE HEREOF.

PARCEL A:

BEGINNING 362 FEET SOUTH OF THE NORTHWEST CORNER OF GOVERNMENT LOT 1, IN
SECTION 7, TOWNSHIP 20 NORTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 38.00 FEET; THENCE SOUTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 180.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 18.00 FEET; THENCE SOUTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 18.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 142.00 FEET; THENCE NORTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 158.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1,
9.00 FEET; THENCE NORTH PARALLEL WITH THE WEST LINE OF SAID LOT 1, 40.00 FEET; THENCE EAST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 47.91 FEET TO THE WESTERLY RIGHT OF WAY LINE OF UNION AVE. AS CONVEYED TO THE CITY OF TACOMA BY DEED RECORDED DECEMBER 6, 1966, UNDER RECORDING NUMBER 2171084; THENCE SOUTHERLY ALONG SAID WESTERLY RIGHT OF WAY LINE 321.34 FEET TO THE SOUTH LINE OF THE NORTH 679.00 FEET, AS MEASURED ALONG THE WEST LINE OF SAID GOVERNMENT LOT 1; THENCE WEST PARALLEL WITH THE NORTH LINE OF SAID LOT 1, 310.25 FEET TO THE WEST LINE OF SAID LOT 1; THENCE NORTH ALONG SAID WEST LINE OF LOT 1, 317.00 FEET TO THE BEGINNING.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL B:

BEGINNING AT A POINT 412.50 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE WILLAMETTE MERIDIAN IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 165 FEET; THENCE WEST 264 FEET; THENCE NORTH 165 FEET; THENCE EAST 264 FEET TO THE POINT OF BEGINNING.

EXCEPT THE WEST 15 FEET OF THE NORTH 82.5 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA BY DEED RECORDED MAY 07, 1947 UNDER RECORDING NUMBER 1448676, RECORDS OF PIERCE COUNTY, WASHINGTON.

EXCEPT THE WEST 15 FEET OF THE SOUTH 82.5 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED JANUARY 28, 1947 UNDER RECORDING NUMBER 1439030, RECORDS OF PIERCE COUNTY, WASHINGTON.

ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL C:

BEGINNING 577.50 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE WILLAMETTE MERIDIAN IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 82.5 FEET; THENCE WEST 264 FEET; THENCE NORTH 82.5 FEET; THENCE EAST 264 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE WEST 15 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED APRIL 12, 1954, UNDER RECORDING NUMBER 1678966, RECORDS OF PIERCE COUNTY, WASHINGTON; AND

ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

PARCEL D:

BEGINNING 660 FEET SOUTH OF THE NORTHEAST CORNER OF SECTION 12, TOWNSHIP 20 NORTH, RANGE 2 EAST OF THE W.M. IN PIERCE COUNTY, WASHINGTON; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE

SOUTH 165 FEET; THENCE WEST 264 FEET; THENCE NORTH 165 FEET; THENCE EAST 264 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE WEST 30 FEET THEREOF, CONVEYED TO THE CITY OF TACOMA, BY DEED RECORDED UNDER RECORDING NUMBER 8610060308, RECORDS OF PIERCE COUNTY, WASHINGTON.

SITUATE IN THE CITY OF TACOMA, PIERCE COUNTY, WASHINGTON.

                                  EXHIBIT "B"

                           Landlord Personal Property

                                 [See Attached]

                                  EXHIBIT "C"

                               Appraisal Process


       If Landlord and Tenant are unable to agree upon the Fair Market Value of the Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of fair market value. For all purposes under this Lease, the fair market value of the Premises shall be the fair market value of the Premises unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the fair market value of the Premises within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the Premises was appraised at the time of its acquisition by Landlord. Tenant and Landlord shall each pay one-half the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

       In the event either Landlord or Tenant fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises in accordance with the provisions of this Exhibit and the fair market value so determined shall be binding upon Landlord and Tenant.

       In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Landlord or Tenant shall have the right to apply at Landlord's and Tenant's equal expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

       Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises. If a majority are unable to determine the fair market value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the fair market value of the Premises. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such fair market value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such fair market value. In any event, the result of the foregoing appraisal process shall be final and binding.

                 "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the State and who has substantial experience in performing appraisals of facilities similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                  EXHIBIT "D"

                        Form of Secured Promissory Note

                                 [See Attached]

               FIRST AMENDMENT TO SUBLEASE AND SECURITY AGREEMENT


                 THIS FIRST AMENDMENT TO SUBLEASE AND SECURITY AGREEMENT ("AMENDMENT") is entered into as of March 27, 1996, by and between 2010 UNION LIMITED PARTNERSHIP, A WASHINGTON LIMITED PARTNERSHIP ("LANDLORD"), and New Crossings International Corporation, a Nevada corporation ("TENANT").

                                R E C I T A L S

                 A. Landlord and Tenant have previously executed that certain Sublease and Security Agreement dated December 15, 1995 for the Union Park at Allenmore Facility (the "SUBLEASE").

                 B. Landlord and Tenant desire to amend the Sublease in the manner set forth in this Amendment.

                 NOW THEREFORE, with reference to the foregoing, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. AMENDMENT TO SUBLEASE. The Sublease is amended as follows:

                          (a) Section 1 of the Sublease is hereby deleted in its entirety and restated as follows as if originally set forth therein:

                          The term of this Lease shall commence on December 15, 1995 and shall end on the earlier to occur of (i) December 31, 2015 or (ii) the date that all of the amounts outstanding under that certain Amended and Restated Secured Promissory Note dated as of March 27, 1996 by Landlord, as borrower, in favor of Nationwide Health Properties, Inc., a Maryland corporation ("NHP"), as lender (the "NOTE"), in the original principal amount of Six Million Five Hundred Fifty-Seven Thousand Dollars ($6,557,000.00) (the "LOAN AMOUNT") have been paid in full (the "TERM") unless earlier terminated in accordance with the provisions hereof.


                 (b) The following sections are hereby added to the Sublease as if originally set forth therein:

                          1.1 RENEWAL TERMS. The Term may be extended for three (3) separate renewal terms (each a "RENEWAL TERM") of ten (10) years each, upon the satisfaction of all of the following terms and conditions:

                          1.1.1 On or before the date which is twelve (12) months prior to the end of the then current Term, but after the date which is fifteen (15) months prior to the end of the then current Term Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term.

                          1.1.2 There shall be no continuing Event of Default under this Sublease either on the date of Tenant's notices to Landlord pursuant to Section 1.2.1 above, or on the last day of the then current Term.

                          1.1.3 All appropriate notices for extension of the Maturity Date of the Note and renewal of the Term of the Lease and Security Agreement between Tenant and NHP for the Allenmore Assisted Living Facility ("ALLENMORE LEASE") shall have been delivered to NHP. Tenant acknowledges that the extension of the term of the Sublease is contingent upon the extension of the Maturity Date of the Note and the renewal of the Term of the Allenmore Lease and Tenant shall not be entitled to extend the Term of this Sublease unless the Maturity Date of the Note is concurrently extended and the Term of the Allenmore Lease is concurrently renewed.

                          1.1.4 All other provisions of this Sublease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).

                 2.       OPERATION OF OTHER FACILITY.  Pursuant to Section
         20.1.1 of the Sublease, Landlord hereby consents to Tenant's operation of the Allenmore Assisted Living Facility, which is to be constructed on land adjacent to the Facility (as defined in the Sublease).

                 3. RATIFICATION OF SUBLEASE. The Sublease, as modified herein, is hereby ratified and shall remain in full force and effect.

                 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument with the same effect as if all parties had signed the same signature page. The signature page of this Amendment may be detached herefrom and attached to any counterpart of this Amendment identical in form hereto but having attached to it a signature page originally executed by another signatory to this Amendment.

                 5. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.



                            (signature page follows)

                                        TENANT:


                                        NEW CROSSINGS INTERNATIONAL
                                        CORPORATION,
                                        a Nevada corporation


                                        By: ______________________________
                                        Name:_____________________________
                                        Title:____________________________



                                        LANDLORD:

                                        2010 LIMITED PARTNERSHIP,
                                        a Washington limited partnership


                                        By: ______________________________
                                        Name:_____________________________
                                        Title:____________________________